Exhibit 23.1
Consent of Lumsden & McCormick, LLP

[LETTERHEAD OF LUMSDEN & McCORMICK, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Taylor Devices, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated August 12, 2015, which appears on page 22 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. on Form 10‑K for the fiscal year ended May 31, 2015.

/s/Lumsden & McCormick, LLP
LUMSDEN & McCORMICK, LLP
Buffalo, New York
April 7, 2016